SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                NOVEMBER 3, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)


                           SECTOR COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         NEVADA                      0-22382                 56-1051491
      ---------------              -----------            --------------
      (State or other              (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)

       1801 CENTURY PARK EAST, 23RD FLOOR, LOS ANGELES, CALIFORNIA 90067
                    (Address of principal executive offices)

                                (310) 772-0715
                         (Registrant's telephone number)

ITEM 5.   OTHER EVENTS

The Company earlier determined that entry into job exposition and recruitment conference businesses would complement its telecommunications base and yield new revenue streams. The Company framed a plan for entry into these markets and sought acquisition of companies which commanded a significant market presence; as a result, the Company entered into a letter of intent/preliminary acquisition agreement (the "Agreement"), announced on August 29, 2000, which allowed the Company to conduct due diligence regarding its potential acquisitions of Workseek.com and American Recruitment Conferences Inc., private California corporations, and Sunburst Acquisitions III Inc., a Colorado public corporation.

While the Company continues its interest in the job exposition and recruitment conference businesses, it was not satisfied with the results of its due diligence inquiries and determined it is not in the Company's best interests to proceed with the transactions contemplated by the Agreement.








                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Sector Communications, Inc.


                                    By   /s/ Mohamed Hadid
                                         ----------------------
                                         Chairman and President


Date: November 3, 2000